                                                                    EXHIBIT D

                    ACQUISITION AND MARKET ESCROW AGREEMENT


     THIS ACQUISITION AND MARKET ESCROW AGREEMENT (the "Agreement") is made as
                                                        ---------
of July 29, 1996 by and among the persons executing this Agreement on the signature page hereto as "TWI Stockholders," WIRELESS ONE, INC., a Delaware
                          ----------------
corporation ("WOI"), U.S. TRUST COMPANY OF NEW YORK (the "Escrow Agent") and
              ---                                         ------------
Henry M. Burkhalter (the "Stockholder Representative").  Capitalized terms used
                          --------------------------
but not defined herein shall have the meanings given to them in that certain Agreement and Plan of Merger (as in effect from time to time, the "Merger
                                                                   ------
Agreement"), dated as of April 25, 1996, among WOI, TruVision Wireless, Inc., a
- ---------
Delaware corporation ("TWI") and Wireless One Merger Sub, Inc. ("Merger Sub").
                       ---                                       ----------
Capitalized terms used herein and are not otherwise defined shall have the meaning ascribed thereto in the Merger Agreement. This Agreement is both the "Acquisition Escrow Agreement" and the "Market Delivery Escrow Agreement" referred to in the Merger Agreement.


                               R E C I T A L S:

     WHEREAS, TWI, WOI and Merger Sub have entered into the Merger Agreement to provide for the merger of Merger Sub with and into TWI (the "Merger"); and
                                                             ------

     WHEREAS, the TWI Stockholders were, prior to the Effective Time, collectively the owners of all of the outstanding TWI Common Shares;

     WHEREAS, the Closing of the transactions contemplated by the Merger Agreement is taking place as of the date hereof;

     WHEREAS, WOI has relied upon the representations, warranties and covenants of TWI provided in the Merger Agreement and in Schedules, Certificates and other documents delivered to WOI pursuant to the Merger Agreement;

     WHEREAS, pursuant to Section 1.2 of the Merger Agreement, the parties are establishing escrows hereunder because (a) the Jackson Acquisition will not be consummated at or prior to the Effective Time, (b) the Huntsville Acquisition will not be consummated at or prior to the Effective Time, and (c) the Market Delivery Requirement will not be satisfied at or prior to the Effective Time with respect to the Demopolis, Alabama, market;

     NOW, THEREFORE, to induce WOI and Merger Sub to proceed with the Closing and the Merger, and in consideration of such Closing and Merger, and in further consideration of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:

ESCROW.004- PAGE 1

             ARTICLE 1: APPOINTMENT OF STOCKHOLDER REPRESENTATIVE

     The TWI Stockholders hereby appoint the Stockholder Representative, and the Stockholder Representative agrees to act, as the representative of the TWI Stockholders (subject to the terms hereof and the Merger Agreement) with respect to the Escrow Shares (as that term is defined below), in accordance with this Escrow Agreement. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for services hereunder. The Escrow Agent, WOI, TWI and the TWI Stockholders are hereby relieved from any liability for any acts done by them, or any of them, in accordance with any resolution, action, decision, consent or instruction of the Stockholder Representative. The Stockholder Representative in his capacity as Stockholder Representative is hereby relieved from any liability for any acts done by him without gross negligence or willful misconduct.


             ARTICLE 2: APPOINTMENT OF ESCROW AGENT; ESCROW FUNDS

     2.1 APPOINTMENT OF ESCROW AGENT. WOI, the TWI Stockholders and the Stockholder Representative hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as the agent of such parties in performing the duties of the Escrow Agent provided herein. As compensation for Escrow Agent's services hereunder, Escrow Agent shall receive compensation of $5,000 per annum, which shall be payable annually in advance, and the reimbursement of all other Administrative Costs (as such term is defined in Section 5.2).

     2.2 ESTABLISHMENT OF JACKSON ESCROW FUND. WOI shall cause to be deposited with the Escrow Agent 36,633 WOI Common Shares (the "Jackson Escrow
                                                               --------------
Shares"), representing the Jackson Contingent Amount to be received, subject to
- ------
the terms hereof and the Merger Agreement, by the TWI Stockholders pursuant to the Merger Agreement, such deposit, together with any dividends or other distributions paid thereon, to constitute an escrow fund (the "Jackson Escrow
                                                               --------------
Fund") to be governed by the terms set forth herein.
- ----

     2.3 ESTABLISHMENT OF HUNTSVILLE ESCROW FUND. WOI shall cause to be deposited with the Escrow Agent 121,447 WOI Common Shares (the "Huntsville
                                                                ----------
Escrow Shares"), representing the Huntsville Contingent Amount to be received,
- -------------
subject to the terms hereof and the Merger Agreement, by the TWI Stockholders pursuant to the Merger Agreement, such deposit, together with any dividends or other distributions paid thereon, to constitute an escrow fund (the "Huntsville
                                                                     ----------
Escrow Fund") to be governed by the terms set forth herein.
- -----------

     2.4 ESTABLISHMENT OF DEMOPOLIS ESCROW FUND. WOI shall cause to be deposited with the Escrow Agent 44,720 WOI Common Shares (the "Demopolis Escrow Shares"), representing the Market Delivery Contingent Shares for the Demopolis,
- ------
Alabama, market to be received, subject to the terms hereof and the Merger Agreement, by the TWI Stockholders pursuant to the Merger Agreement, such deposit, together with any dividends or other distributions paid thereon, to constitute an escrow fund (the "Demopolis Escrow Fund") to be governed by the
                                ---------------------
terms set forth herein.

ESCROW.004- PAGE 2                     2

     2.5 ESCROW SHARES. Each of the Jackson Escrow Fund, the Huntsville Escrow Fund and the Demopolis Escrow Fund is referred to as an "Escrow Fund,"
                                                                -----------
and the Jackson Escrow Shares, the Huntsville Escrow Shares and the Demopolis Escrow Shares are collectively referred to as the "Escrow Shares."
                                                   -------------

     2.6 ESCROW. The escrow created hereby shall remain in existence until the date all of the Escrow Shares and other assets in the Escrow Funds have been distributed in accordance herewith (such period being referred to herein as the "Escrow Period").
 -------------


                    ARTICLE 3: ACQUISITION-RELATED MATTERS

     3.1    JACKSON CLAIM SUBMISSION.  In order to assert a claim (a "Jackson
                                                                      -------
Claim") against the Jackson Escrow Fund, the Stockholder Representative shall
- -----
deliver (in accordance with Section 6.1 hereof) to WOI and the Escrow Agent, a certificate signed by the Stockholder Representative (a "Jackson Claim
                                                         -------------
Certificate") stating that the Jackson Acquisition has been consummated. Upon
- -----------
the Escrow Agent's and WOI's receipt of a Jackson Claim Certificate, the related Jackson Claim shall be administered by the Escrow Agent pursuant to Section 3.2 below.

     3.2    ADMINISTRATION OF JACKSON CLAIM.

            (A) ACCEPTED AND REJECTED JACKSON CLAIMS. WOI shall have a period of ten (10) business days from its receipt of a Jackson Claim Certificate (the "Jackson Claim Rejection Period") to review the Jackson Claim
           ------------------------------
     Certificate and deliver to the Stockholder Representative and the Escrow Agent written notice to the effect that WOI disputes the assertion that the Jackson Acquisition has been consummated (a "Jackson Claim Rejection
                                                  -----------------------
     Notice"). During any Jackson Claim Rejection Period and until the related
     ------
     Jackson Claim becomes the Accepted Jackson Claim, the Stockholder Representative and the TWI Stockholders shall, upon written request from WOI, make available or provide any records or other information reasonably requested by WOI relevant to such Jackson Claim. If no Jackson Claim Rejection Notice is received by the Stockholder Representative and the Escrow Agent within the relevant Jackson Claim Rejection Period, then such Jackson Claim shall become the "Accepted Jackson Claim."
                                     ----------------------

            (B) ADMINISTRATION OF REJECTED JACKSON CLAIMS. If a Jackson Claim is the subject of a Jackson Claim Rejection Notice (and, therefore, is a "Rejected Jackson Claim"), then the Stockholder Representative and WOI
      ----------------------
     shall attempt in good faith to agree upon the rights of the respective parties with respect to such Jackson Claim. If the Stockholder Representative and WOI so agree, a memorandum setting forth such agreement shall be prepared and signed by WOI and the Stockholder Representative and shall be furnished to the Escrow Agent and, if the Stockholder Representative and WOI so agree that the Jackson Acquisition has been consummated, then the Rejected Jackson Claim shall become the "Accepted
                                                                    --------
     Jackson Claim."
     -------------

ESCROW.004- PAGE 3                     3

            (C) RESOLUTION OF DISPUTES AS TO A JACKSON CLAIM. If no such agreement between the Stockholder Representative and WOI can be reached with respect to a Rejected Jackson Claim after good faith negotiation within thirty (30) days of the Stockholder Representative's receipt of the related Jackson Claim Rejection Notice, then WOI and the Stockholder Representative shall mutually select an independent third party (a "Jackson
                                                                         -------
     Claim Arbiter"), whose determination as to whether the Jackson Acquisition
     -------------
     has been consummated shall be final, nonappealable and binding. Each Jackson Claim Arbiter shall be a person knowledgeable regarding the wireless cable television business and the value of related assets, and shall be generally knowledgeable with regard to business and financial matters. In the event WOI and the Stockholder Representative fail to agree upon a Jackson Claim Arbiter for any Rejected Jackson Claim within forty-five (45) days after the Stockholder Representative's receipt of the related Jackson Claim Rejection Notice in question, the Jackson Claim Arbiter shall be the managing partner of the New York office of an independent "Big Six" accounting firm other than KPMG Peat Marwick LLP or Arthur Andersen, L.L.P., as selected jointly by the Stockholder Representative and WOI, and in the absence of said joint election, as selected by the managing partner of the New York office of the accounting firm of Price Waterhouse LLP or his designee. Upon a determination of a Jackson Claim Arbiter in accordance herewith to the effect that the Jackson Acquisition has been consummated, the Rejected Jackson Claim in question shall become the "Accepted Jackson Claim," and notice thereof will be
                       ----------------------
     furnished to the Escrow Agent by the Stockholder Representative or WOI. All determinations by any Jackson Claim Arbiter hereunder shall be made in accordance with the expedited commercial rules of the American Arbitration Association.

            (D) PAYMENT OF ACCEPTED JACKSON CLAIM. Once a Jackson Claim has become the Accepted Jackson Claim in accordance with the terms of this Agreement, the Escrow Agent shall, within five business days of written request of the Stockholder Representative, deliver to the Stockholder Representative (for further delivery by the Stockholder Representative to the TWI Stockholders pro rata according to their respective common ownership interests in TWI immediately prior to the Merger), all of the Jackson Escrow Shares.

     3.3 HUNTSVILLE CLAIM SUBMISSION. In order to assert a claim (a "Huntsville Claim") against the Huntsville Escrow Fund, the Stockholder
 ----------------
Representative shall deliver (in accordance with Section 6.1 hereof) to WOI and the Escrow Agent, a certificate signed by the Stockholder Representative (a "Huntsville Claim Certificate") stating that the Huntsville Acquisition has been
 ----------------------------
consummated. Upon the Escrow Agent's and WOI's receipt of a Huntsville Claim Certificate, the related Huntsville Claim shall be administered by the Escrow Agent pursuant to Section 3.4 below.

ESCROW.004- PAGE 4                     4

     3.4    ADMINISTRATION OF HUNTSVILLE CLAIM.

            (A) ACCEPTED AND REJECTED HUNTSVILLE CLAIMS. WOI shall have a period of ten (10) business days from its receipt of a Huntsville Claim Certificate (the "Huntsville Claim Rejection Period") to review the
                       ---------------------------------
     Huntsville Claim Certificate and deliver to the Stockholder Representative and the Escrow Agent written notice to the effect that WOI disputes the assertion that the Huntsville Acquisition has been consummated (a "Huntsville Claim Rejection Notice"). During any Huntsville Claim Rejection
      ---------------------------------
     Period and until the related Huntsville Claim becomes the Accepted Huntsville Claim, the Stockholder Representative and the TWI Stockholders shall, upon written request from WOI, make available or provide any records or other information reasonably requested by WOI relevant to such Huntsville Claim. If no Huntsville Claim Rejection Notice is received by the Stockholder Representative and the Escrow Agent within the relevant Huntsville Claim Rejection Period, then such Huntsville Claim shall become the "Accepted Huntsville Claim."
          -------------------------

            (B) ADMINISTRATION OF REJECTED HUNTSVILLE CLAIMS. If a Huntsville Claim is the subject of a Huntsville Claim Rejection Notice (and, therefore, is a "Rejected Huntsville Claim"), then the Stockholder
                      -------------------------
     Representative and WOI shall attempt in good faith to agree upon the rights of the respective parties with respect to such Huntsville Claim. If the Stockholder Representative and WOI so agree, a memorandum setting forth such agreement shall be prepared and signed by WOI and the Stockholder Representative and shall be furnished to the Escrow Agent and, if the Stockholder Representative and WOI so agree that the Huntsville Acquisition has been consummated, then the Rejected Huntsville Claim shall become the "Accepted Huntsville Claim."
      -------------------------

            (C) RESOLUTION OF DISPUTES AS TO A HUNTSVILLE CLAIM. If no such agreement between the Stockholder Representative and WOI can be reached with respect to a Rejected Huntsville Claim after good faith negotiation within thirty (30) days of the Stockholder Representative's receipt of the related Huntsville Claim Rejection Notice, then WOI and the Stockholder Representative shall mutually select an independent third party (a "Huntsville Claim Arbiter"), whose determination as to whether the
      ------------------------
     Huntsville Acquisition has been consummated shall be final, nonappealable and binding. Each Huntsville Claim Arbiter shall be a person knowledgeable regarding the wireless cable television business and the value of related assets, and shall be generally knowledgeable with regard to business and financial matters. In the event WOI and the Stockholder Representative fail to agree upon a Huntsville Claim Arbiter for any Rejected Huntsville Claim within forty-five (45) days after the Stockholder Representative's receipt of the related Huntsville Claim Rejection Notice in question, the Huntsville Claim Arbiter shall be the managing partner of the New York office of an independent "Big Six" accounting firm other than KPMG Peat Marwick LLP or Arthur Andersen, L.L.P., as selected jointly by the Stockholder Representative and WOI, and in the absence of said joint election, as selected by the managing partner of the New York office of the accounting firm of Price Waterhouse LLP or his designee. Upon a determination of a Huntsville Claim Arbiter in accordance herewith to the effect that the Huntsville Acquisition has

ESCROW.004- PAGE 5                     5
     been consummated, the Rejected Huntsville Claim in question shall become the "Accepted Huntsville Claim," and notice thereof will be furnished to
          -------------------------
     the Escrow Agent by the Stockholder Representative or WOI. All determinations by any Huntsville Claim Arbiter hereunder shall be made in accordance with the expedited commercial rules of the American Arbitration Association.

            (D) PAYMENT OF ACCEPTED HUNTSVILLE CLAIM. Once a Huntsville Claim has become the Accepted Huntsville Claim in accordance with the terms of this Agreement, the Escrow Agent shall, within five business days of written request of the Stockholder Representative, deliver to the Stockholder Representative (for further delivery by the Stockholder Representative to the TWI Stockholders pro rata according to their respective common ownership interests in TWI immediately prior to the Merger), all of the Huntsville Escrow Shares.


                  ARTICLE 4: MARKET-DELIVERY-RELATED MATTERS

     4.1 DEMOPOLIS CLAIM SUBMISSION. In order to assert a claim (a "Demopolis Claim") against the Demopolis Escrow Fund, the Stockholder
 ---------------
Representative shall deliver (in accordance with Section 6.1 hereof) to WOI and the Escrow Agent, a certificate signed by the Stockholder Representative (a "Demopolis Claim Certificate") stating that the Market Delivery Requirement has
 ---------------------------
been satisfied with respect to the Demopolis, Alabama, market. Upon the Escrow Agent's and WOI's receipt of a Demopolis Claim Certificate, the related Demopolis Claim shall be administered by the Escrow Agent pursuant to Section
4.2 below.

     4.2    ADMINISTRATION OF DEMOPOLIS CLAIM.

            (A) ACCEPTED AND REJECTED DEMOPOLIS CLAIMS. WOI shall have a period of ten (10) business days from its receipt of a Demopolis Claim Certificate (the "Demopolis Claim Rejection Period") to review the
                       --------------------------------
     Demopolis Claim Certificate and deliver to the Stockholder Representative and the Escrow Agent written notice to the effect that WOI disputes the assertion that the Market Delivery Requirement has been satisfied with respect to the Demopolis, Alabama, market (a "Demopolis Claim Rejection
                                                   -------------------------
     Notice"). During any Demopolis Claim Rejection Period and until the related
     ------
     Demopolis Claim becomes the Accepted Demopolis Claim, the Stockholder Representative and the TWI Stockholders shall, upon written request from WOI, make available or provide any records or other information reasonably requested by WOI relevant to such Demopolis Claim. If no Demopolis Claim Rejection Notice is received by the Stockholder Representative and the Escrow Agent within the relevant Demopolis Claim Rejection Period, then such Demopolis Claim shall become the "Accepted Demopolis Claim."
                                            ------------------------

            (B) ADMINISTRATION OF REJECTED DEMOPOLIS CLAIMS. If a Demopolis Claim is the subject of a Demopolis Claim Rejection Notice (and, therefore, is a "Rejected Demopolis Claim"), then the Stockholder Representative and
           ------------------------
     WOI shall attempt in good faith to agree upon the rights of the respective parties with respect to such Demopolis

ESCROW.004 - PAGE 6                    6

     Claim. If the Stockholder Representative and WOI so agree, a memorandum setting forth such agreement shall be prepared and signed by WOI and the Stockholder Representative and shall be furnished to the Escrow Agent and, if the Stockholder Representative and WOI so agree that the Market Delivery Requirement has been satisfied with respect to the Demopolis, Alabama, market, then the Rejected Demopolis Claim shall become the "Accepted
                                                                 --------
     Demopolis Claim."
     ---------------

            (C) RESOLUTION OF DISPUTES AS TO A DEMOPOLIS CLAIM. If no such agreement between the Stockholder Representative and WOI can be reached with respect to a Rejected Demopolis Claim after good faith negotiation within thirty (30) days of the Stockholder Representative's receipt of the related Demopolis Claim Rejection Notice, then WOI and the Stockholder Representative shall mutually select an independent third party (a "Demopolis Claim Arbiter"), whose determination as to whether the Market
      -----------------------
     Delivery Requirement has been satisfied with respect to the Demopolis, Alabama, market shall be final, nonappealable and binding. Each Demopolis Claim Arbiter shall be a person knowledgeable regarding the wireless cable television business and the value of related assets, and shall be generally knowledgeable with regard to business and financial matters. In the event WOI and the Stockholder Representative fail to agree upon a Demopolis Claim Arbiter for any Rejected Demopolis Claim within forty-five (45) days after the Stockholder Representative's receipt of the related Demopolis Claim Rejection Notice in question, the Demopolis Claim Arbiter shall be the managing partner of the New York office of an independent "Big Six" accounting firm other than KPMG Peat Marwick LLP or Arthur Andersen, L.L.P., as selected jointly by the Stockholder Representative and WOI, and in the absence of said joint election, as selected by the managing partner of the New York office of the accounting firm of Price Waterhouse LLP or his designee. Upon a determination of a Demopolis Claim Arbiter in accordance herewith to the effect that the Market Delivery Requirement has been satisfied with respect to the Demopolis, Alabama, market, the Rejected Demopolis Claim in question shall become the "Accepted Demopolis Claim,"
                                                   ------------------------
     and notice thereof will be furnished to the Escrow Agent by the Stockholder Representative or WOI. All determinations by any Demopolis Claim Arbiter hereunder shall be made in accordance with the expedited commercial rules of the American Arbitration Association.

            (D) PAYMENT OF ACCEPTED DEMOPOLIS CLAIM. Once a Demopolis Claim has become the Accepted Demopolis Claim in accordance with the terms of this Agreement, the Escrow Agent shall, within five business days of written request of the Stockholder Representative, deliver to the Stockholder Representative (for further delivery by the Stockholder Representative to the TWI Stockholders pro rata according to their respective common ownership interests in TWI immediately prior to the Merger), all of the Demopolis Escrow Shares.


                       ARTICLE 5: EXPIRATION OF ESCROWS;
                        COSTS; CERTAIN RESPONSIBILITIES

ESCROW.004 - PAGE 7                     7

     5.1 APPLICATION OF PROVISIONS FOLLOWING EXPIRATION. Following the expiration of the Escrow Period and distribution in accordance herewith of the Escrow Funds, the escrow created hereby and this Agreement, other than the provisions of Sections 5.2(b), 5.2(c) and 5.4 shall terminate.

     5.2    ADMINISTRATIVE COSTS AND INDEMNIFICATION.

            (A) ADMINISTRATIVE COSTS. All costs and expenses of administering this Agreement (including, without limitation, fees and expenses of the Escrow Agent and any Jackson Claim Arbiter, Huntsville Claim Arbiter or Demopolis Claim Arbiter) (collectively, "Administrative Costs") shall be
                                              --------------------
     paid as provided in Section 5.2(b). The Escrow Agent shall from time to time invoice such costs and expenses in accordance with its standard practice and provide copies thereof to the Stockholder Representative and WOI. Within fifteen (15) business days after WOI's receipt of an invoice from the Escrow Agent, WOI shall pay to the Escrow Agent the amount of such invoice for use by the Escrow Agent in paying or reimbursing such costs and expenses.

            (B) INDEMNIFICATION OF ESCROW AGENT. The Escrow Agent shall be indemnified and saved harmless by WOI from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subjected by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Fund made by the Escrow Agent pursuant to this Agreement, unless caused by the negligence or willful misconduct of the Escrow Agent. The costs and expenses of enforcing this right of indemnification (the "Indemnification
                                                               ---------------
     Costs") shall also be paid by WOI, and this right of indemnification shall
     -----
     survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent. The Indemnification Costs and Administrative Costs of WOI to the Escrow Agent set forth in Subsections 5.2(a) and (b) shall be paid in cash by WOI, and the TWI Stockholders shall be obligated to pay in cash to WOI one-half of such Indemnification Costs and Administrative Costs within a reasonable time after notice thereof from WOI.

     5.3    INVESTMENT OF ESCROW FUNDS; STATUS OF ESCROW SHARES.

            (A) INVESTMENT. The Escrow Agent shall invest any cash held in either Escrow Fund in an interest-bearing account or money market instruments in accordance with written instructions from the WOI. Any interest payable on the funds shall be added to the Escrow Fund in question and become a part thereof. The parties acknowledge that the Escrow Agent shall not be liable for any diminution in either Escrow Fund due to losses resulting from investments made pursuant to this Escrow Agreement.

            (B) STATUS OF SHARES. Unless and until they are delivered to the Stockholder Representative hereunder, all Escrow Shares and any other voting securities which may from time to time be part of any Escrow Fund shall be considered to be treasury shares of WOI and shall not be deemed to be held by the Escrow Agent, the Stockholder

ESCROW.004- PAGE 8                     8

     Representative or any TWI Stockholder. The Escrow Agent shall execute and deliver to the WOI all such proxies, forms for election or other instruments which it receives as may be required with respect to the Escrow Shares or any such other voting securities in order to give effect to the foregoing.

     5.4 ESCROW AGENT'S RIGHTS AND RESPONSIBILITIES. To induce the Escrow Agent to act hereunder, it is further agreed that:

            (A) DEGREE OF CARE. The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.

            (B) ADVICE OF COUNSEL. The Escrow Agent may act upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions while acting in good faith and exercising reasonable judgment.

            (C) LIABILITY AS TO PARTIES. The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

            (D) LIABILITY AS TO VALIDITY. The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

            (E) COMPLIANCE WITH COURTS OF LAW. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (F) INSTRUCTIONS OF STOCKHOLDER REPRESENTATIVE. The Escrow Agent is authorized to rely on the written instructions of the Stockholder Representative as being the act of all of TWI Stockholders and the written instructions of the President or any executive officer of WOI as being the act of WOI.

ESCROW.004- PAGE 9                     9

            (G) NO IMPLIED DUTIES. This Agreement sets forth the exclusive duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.

            (H) NO ADVICE. The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

            (I) COMPLIANCE WITH OBLIGATIONS. The Escrow Agent shall be deemed to have fully complied with its obligations hereunder to transfer Escrow Shares by delivery to the transfer agent of WOI (the "Transfer Agent") of
                                                           --------------
     WOI Common Shares, all in form satisfactory to such Transfer Agent, of certificates properly endorsed for transfer with instructions to the Transfer Agent to issue in the name of and deliver to the person to whom such transfer is to be made a certificate or certificates for the required number of shares. Transfer taxes, if any, applicable to such transfer shall be payable by the person to whom the Escrow Shares are being transferred.

            (J) PROTECTION OF ACTS. The Escrow Agent shall be fully protected in acting in accordance with any instructions given to it hereunder and believed by it to have been executed by the proper parties. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and is not charged with any duties or responsibilities in connection with any other document or agreement.

     5.5 RECORDS; FINAL ACCOUNTING. The Escrow Agent shall maintain a record of each Indemnity Claim or Offering Expense Claim (collectively, "Claims") and
                                                                  ------
the against the Escrow Funds filed with it pursuant to this Agreement, a record of all such Claims which shall become payable claimed as provided herein, a record of all requests and notices filed with it pursuant to the term hereof, and payments or distributions from the Escrow Funds. Upon the termination or resignation of the Escrow Agent or termination or expiration of this Agreement, the Escrow Agent shall within ten (10) business days deliver to WOI and the Stockholder Representative a full and final accounting with regard to the Escrow Funds.

     5.6 RESIGNATION OF ESCROW AGENT. The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving written notice thereof to WOI and the Stockholder Representative. Such resignation shall become effective following such written notice upon the earlier of the appointment by WOI and the Stockholder Representative of a successor Escrow Agent that accepts the appointment and agrees to be bound by the provisions of this Agreement or the expiration of sixty (60) days thereafter. Upon the effectiveness of such resignation, all duties of the Escrow Agent so resigning shall cease, other than the duty to account in accordance with Section 5.5. WOI and the Stockholder Representative shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor Escrow Agent that has accepted the appointment and agreed to be bound by the provisions of this Agreement, or an agreement executed by WOI and the Stockholder Representative directing the release or payment of the remaining Escrow Shares and other items and amounts in the Escrow Funds. In event of such

ESCROW.004- PAGE 10                     10
termination, the Escrow Agent shall turn over and deliver to such successor Escrow Agent the Escrow Funds, and any other sums and the records and instruments held by it under this Agreement and render the accounting required by Section 5.5.

                           ARTICLE 6: MISCELLANEOUS

     6.1 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed by a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

     If to WOI, to:

            11301 Industriplex Boulevard
            Suite 4
            Baton Rouge, LA 70809-5400
            Attention:  Sean Reilly
            Telecopy:  (504) 293-5400

     With copy (which copy will not constitute notice to WOI) to:

            John Kuehn, Esq.
            Kirkland & Ellis
            153 E. 53rd Street
            New York, New York 10022
            Telecopy:  (212) 446-4900

     If to TWI or the Stockholder Representative, to:

            1080 River Oaks Drive
            Suite A150
            Jackson, MS 39208
            Attention:  Henry M. Burkhalter
            Telecopy:  (601) 936-1517

     With copy (which copy will not constitute notice to TWI or the Stockholder Representative) to:

            Samuel A. Fishman
            Latham & Watkins
            885 Third Avenue
            Suite 1000

ESCROW.004- PAGE 11                    11

            New York, New York 10022
            Telecopy:  (212) 751-4864

     If to the Escrow Agent:

            114 W. 47th Street
            New York, NY 10036
            Attention:  Peggy Ciesmelewski
            Telecopy:  (212) 852-1626

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery or by a nationally recognized overnight courier, on the date of such delivery, (b) in the case of mailing, on the date received, and (c) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication.

     6.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     6.3 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely in Delaware.

     6.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.

                     *    *    *    *    *    *    *    *

ESCROW.004- PAGE 12                    12

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

                                   WIRELESS ONE, INC.


                                   By:__________________________________________
                                   Title:_______________________________________


                                   _____________________________________________
                                   Henry M. Burkhalter, in his capacity as
                                   the Stockholder Representative


                                   U.S. TRUST COMPANY OF NEW YORK


                                   By:__________________________________________
                                   Title:_______________________________________


                                   TWI STOCKHOLDERS:
                                   ----------------

                                   MISSISSIPPI WIRELESS TV, L.P.
                                   By: Wireless TV, Inc.
                                   Its: General Partner

                                   By:__________________________________________
                                   Title:_______________________________________



                                   CHASE VENTURE CAPITAL ASSOCIATES L.P.
                                   By:  Chase Capital Partners
                                   Its: General Partner

                                   By:__________________________________________
                                   Title:_______________________________________

ESCROW.004- PAGE 13                    13

                                   VANCOM, INC.

                                   By:__________________________________________
                                   Title:_______________________________________

ESCROW.004- PAGE 14                    14